UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

First Business Financial Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-34095	39-1576570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin		53719
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 238-8008

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 25, 2025, the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) in light of the Company’s current leadership structure. The Board amended the By-Laws to:

•
Provide that the Company’s Chief Executive Officer, as opposed to the President, shall have the authority to (i) call special meetings of shareholders under Section 2.02; (ii) give notice of shareholder meetings under Section 2.04; (iii) call special meetings of the Board and fix the place of such meetings under Section 3.05; and (iv) sign certificates representing shares of the Company’s stock under Section 6.01;

•
Revise Section 2.08 to provide that the chairperson of shareholder meetings shall be, in the absence of the Chairperson of the Board, an independent director appointed by the Chairperson of the Board, or in the absence of such an appointment, the Chief Executive Officer;

•
Amend Section 3.09 to provide that the chairperson of Board meetings shall be, in the absence of the Chairperson of the Board, an independent director appointed by the Chairperson of the Board, or in the absence of such an appointment, any independent director chosen by the directors present at the meeting; and

•
Provide for certain other ancillary and conforming amendments.

The preceding summary of the amendments to the By-Laws is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the By-Laws attached hereto as Exhibits 3.1 (clean) and 3.2 (marked) to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2025, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) to: (1) elect one Class III director nominee to hold office until the 2028 annual meeting of Shareholders and until his successor is duly elected and qualified; (2) approve in a non-binding advisory vote, the compensation of the Company’s named executive officers; (3) approve in a non-binding advisory vote, the frequency with which shareholders will vote on the compensation of the Company's named executive officers; and (4) ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Of the aggregate 8,293,928 shares of the Company’s common stock issued and outstanding as of the close of business on the record date, February 18, 2025, 6,609,662 shares or 80% were represented in person or by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders voted as follows:

(1)
Election of the below-named nominee to the Board:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
W. Kent Lorenz	5,630,551	92,109	887,002

The nominee listed above was elected by a plurality to serve on the Board. Further, the nominee received in excess of 98% of the shares voted in favor of his election.

(2)
Approval in a non-binding, advisory vote, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,547,083	38,358	137,218	887,002

This matter was approved by shareholders with 97% of shares voted cast in favor of the proposal.

(3)
Approval in a non-binding, advisory vote, the frequency with which shareholders will vote on the compensation of the Company's named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
4,861,833	83,091	641,582	136,154	887,002

This matter was approved by shareholders with 85% of shares voted cast in favor of the proposal.

(4)
Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,507,916	77,219	24,527	0

This matter was approved by shareholders with 98% of shares voted cast in favor of the proposal.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are being furnished herewith:
3.1 Amended and Restated By-Laws of First Business Financial Services, Inc. as amended
3.2 Amended and Restated By-Laws of First Business Financial Services, Inc. (marked)
99.1 Slides from the 2025 Annual Meeting of Shareholders
104 Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2025	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Brian D. Spielmann
	Name:	Brian D. Spielmann
	Title:	Chief Financial Officer